EXHIBIT 99
[GRAPHIC OMITTED][GRAPHIC OMITTED]
                                                                MONSANTO COMPANY
                                                        800 NORTH LINDBERGH BLVD
                                                        ST. LOUIS,MISSOURI 63167


RELEASE    Immediately

CONTACT    Media:      Lee Quarles (314-694-2330)
           Investors:  Scarlett Lee Foster (314-694-8148)


MONSANTO COMPANY INCREASES FIRST-QUARTER EARNINGS PER SHARE GUIDANCE Company Reconfirms Full-Year 2006 Free Cash Flow and Earnings Guidance

       ST. LOUIS (Dec. 5, 2005) - Monsanto Company (NYSE: MON) announced today that it is increasing its first-quarter 2006 earnings per share (EPS) guidance.

       Monsanto now expects that 20 cents per share of its full-year EPS on both a reported and ongoing basis will occur in the first quarter. The company revised its first-quarter EPS guidance upward from its earlier estimate for the quarter of approximately 10 cents per share.

       "While our first quarter historically has been a smaller part of our overall fiscal year, we believe we are off to a good start," said Hugh Grant, chairman, president and chief executive officer of Monsanto. "Early indications from our seeds and traits business suggest continued growth in the upcoming season, and this growth will be a key contributor to our leadership position in the years ahead."

       Stronger-than-expected results for cotton traits in Australia and for Roundup herbicides in Europe and the United States, in part related to earlier timing of demand particularly in Europe, are the key reasons driving the improvement in the quarter.

       In addition, Monsanto said that early order patterns for its corn seed and traits business indicate another strong season ahead for its U.S. business.

       Monsanto now believes that U.S. acres planted with its Roundup Ready and YieldGard Rootworm insect-protected corn trait technologies could be approximately 15 percent higher collectively than the company's previous estimate of a total of 38 million acres for both traits. The company noted that potential gains from its seeds and traits business could be partially offset by higher raw material costs from suppliers given the effect from the 2005 hurricane season.

       "We continue to monitor the effect of changes in petroleum-based products and natural gas prices on our raw materials," said Terry Crews, chief financial officer of Monsanto. "Our full-year guidance anticipates that our suppliers will pass on a portion of their higher raw material costs to us."

       Monsanto now expects that its full-year 2006 EPS guidance will be toward the upper end of its previously announced range of $2.35 to $2.50, on a reported and ongoing basis. The company confirmed that its guidance for free cash flow in fiscal year 2006 remains the same in the range of $825 million to $900 million. (For a reconciliation of free cash flow, see note 1.)

       Monsanto's Brett Begemann, executive vice president and international commercial lead, will discuss the earnings guidance as part of his presentation at the Citigroup Investment Research 16th Annual Chemical Conference in New York. Begemann will address investors at 8 a.m. (EST) on Wednesday, Dec. 7, as part of the conference.

       Begemann's presentation slides and a simultaneous audio webcast of the presentation will be available through the Citigroup Investment Research conference Web site. To access the webcast of this presentation, go to: http://www.veracast.com/webcasts/citigroup/chemicals05/47203184.cfm.

       Following the live broadcast, a replay of the webcast will be available for 30 days through the same link. Begemann's presentation slides with also be posted to Monsanto's Web site.

       Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see: www.monsanto.com.


                                      -oOo-


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Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits, including proceedings related to Solutia Inc.; developments related to foreign currencies and economies; successful completion and operation of recent and proposed acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's filings with the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Roundup, Roundup Ready and YieldGard are registered trademarks owned by Monsanto Company and its wholly owned subsidiaries.

References to Roundup herbicides in this release mean Roundup branded herbicides, excluding lawn-and-garden herbicide products.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Free Cash Flow: The presentation of free cash flow is not intended to replace net income (loss), cash flows, financial position or comprehensive income
(loss), and is not a measure of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following table reconciles free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

1. Reconciliation of Free Cash Flow: Free cash flow represents the total of cash flows from operations and investing activities. With respect to the projected free cash flow guidance provided under the caption "Fiscal Year 2006 Target," Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.


-------------------------------------------------------------------------------
                                                                    Fiscal Year
   Total Monsanto Company and Subsidiaries:                            2006
                                                                      Target
-------------------------------------------------------------------------------

   Net Cash Provided (Required) by Operations                     $1,175-$1,250
   Net Cash Provided (Required) by Investing Activities              $(350)
                                                                  --------------
      Free Cash Flow                                              $825 - $900
   Net Cash Provided (Required) by Financing Activities                N/A
                                                                  --------------
   Net Increase (Decrease) in Cash and Cash Equivalents                N/A
   Cash and Cash Equivalents at Beginning of Period                    N/A
                                                                  --------------

   Cash and Cash Equivalents at End of Period                          N/A
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